STOCK PLEDGE AGREEMENT


     This Stock Pledge Agreement (the "Pledge Agreement") is made and entered into as of November 22, 2002, by and between MATTHEW P. DWYER ("Dwyer") and MARC DOUGLAS ("Douglas").

     A. Dwyer has purchased from Douglas 250,000 outstanding shares of Series A Preferred Stock (the "Shares") of TMI Holdings, Inc., pursuant to a Stock Purchase Agreement dated October 28, 2002 (the "Agreement"). Capitalized terms used in the Pledge Agreement without definition shall have the respective meanings given to them in the Agreement.

     B. Pursuant to the Agreement, Dwyer purchased the Shares from Douglas and delivered to Douglas a Promissory Note (the "Note") of even date herewith payable to Douglas representing the purchase price for the Shares.

     C. Dwyer is willing to pledge the marketable securities set forth on Schedule A annexed hereto (the "Pledged Shares") subject to adjustment pursuant to Section 1(b) hereof as security for payment of the Note on the terms and conditions of this Pledge Agreement. The Pledged Shares shall be delivered to the Escrow Agent and distributed pursuant to the Escrow Agreement attached hereto as Exhibit B.

     D. Douglas is willing to accept the pledge of the Pledged Shares as receipt on the terms and conditions of this Pledge Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

     1.     PLEDGE  AND  DELIVERY  OF  THE  SHARES.
            ---------------------------------------

     (a) Dwyer hereby delivers, pledges, assigns and transfers the Pledged Shares, along with appropriate stock powers executed in blank to the Escrow Agent with signature pledged guaranteed. The Pledged Shares together with all distributions in the form of common stock comprises the collateral subject to this Pledge Agreement (the "Collateral"). Dwyer grants Douglas a security interest in the Collateral in order to secure the payment of the Note.

     (b) Dwyer acknowledges and agrees that the Pledged Shares shall at all times have a fair market value at least equal to $200,000 (the "Minimum Value"). The Pledged Shares shall be valued initially at the Closing Price on the date hereof. Thereafter, the Pledged Shares shall be valued at the end of each successive ten day period (a "Valuation Period") using an average of the closing bid prices for each day in the Valuation Period. In the event the value of the Pledged Shares at the end of any Valuation Period is less than the Minimum Value, then Dwyer shall add marketable securities to the Pledged Shares so that the value of the Pledged Shares is not less than the Minimum Value, and shall deliver such additional shares to the Escrow Agent. Dwyer shall have the sole discretion to select which securities constitute the Pledged Securities, and may add or delete securities at any time as long as the Minimum Value is maintained.

     2.     TERM.  The  Shares  pledged  hereunder shall remain so pledged until
            ----
the  Note  is  paid  in  full  unless  released pursuant to Section 1(b) hereof.

     3.     WARRANTY  OF  OWNERSHIP.  Dwyer  represents  and warrants to Douglas
            -----------------------
that Dwyer is the lawful owner of the Collateral, free of all claims and liens with full right to deliver, hypothecate, pledge, assign and transfer the interest of Dwyer in the Collateral and that the Collateral is not subject to any option or similar arrangement.

     4.     COVENANTS;  VOTING  RIGHTS;  DIVIDENDS, ETC.  So long as no Event of
            --------------------------------------------
Default (as defined in Section 5 hereof) shall have occurred and be continuing Dwyer shall be entitled to exercise his voting rights and other consensual rights and to receive and retain any cash dividends, or other distributions of property paid, payable or otherwise distributed in cash, in respect of the Collateral.

     5.     DEFAULT.
            -------

     (a) EVENTS OF DEFAULT. The occurrence of any one or more of the following events with respect to Dwyer shall constitute an event of default hereunder ("Events of Default") with respect to Dwyer:

          (i) Dwyer shall assign, attempt to encumber, subject to further pledge or security interest, sell, transfer or otherwise dispose of any of the Collateral without the prior written consent of Douglas;

          (ii) Dwyer shall fail to pay the principal of the Note when due in accordance with the terms of the Note or otherwise default under this Pledge Agreement;

          (iii) Dwyer shall fail to observe or perform in any material respect any material covenant, condition or agreement required to be observed or performed by Dwyer hereunder or under the Note;

          (iv) any material representation or warranty made by Dwyer herein is false or incorrect in any material respect;

          (v) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Dwyer shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against him in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of his creditors; or (v) admit in writing his inability to pay his debts as they become due.

     (b) REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          (i) All rights of Dwyer to exercise his voting and other consensual rights which he would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in Douglas who shall thereupon have the sole right to exercise such voting and other consensual rights.

          (ii) All rights of Dwyer to receive cash dividends or other distributions in cash, which he would otherwise be authorized to receive and retain pursuant to Section 4 shall cease and all rights to dividends and other distributions shall thereupon be vested in Douglas, who shall thereupon have the sole right to receive and hold as Collateral such cash dividends or other distributions. All dividends and other distributions which are received by Dwyer contrary to these provisions shall be received in trust for the benefit of Douglas, shall be segregated from other property or funds of Dwyer and shall be forthwith delivered to Douglas as Collateral in the same form as so received (with any necessary endorsement).

          (iii) All rights of Dwyer to sell all or any portion of the Collateral which they would otherwise be entitled to exercise pursuant to Section 4 shall cease, and all such rights shall thereupon become vested in Douglas who shall thereupon have the sole right to sell the Collateral in accordance with the provisions of this Pledge Agreement.

          (iv) Douglas may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Florida at that time, and Douglas may also, without notice except as specified below, sell the Collateral at a public or private sale, for cash and at such price or prices and upon such other terms as are commercially reasonable and in such manner as necessary to comply with applicable federal and state securities laws. Douglas shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Douglas shall have the right to assign, transfer and deliver to the purchaser or purchasers at any such sale and such purchasers shall hold the property sold absolutely, free from any claim or right on the part of Dwyer. To the extent notice of sale shall be required by law, Douglas shall give Dwyer at least ten business days notice of the time and place of any public sale or the time after which any private sale is to be made, which Shareholder agrees shall constitute reasonable notification. At any such sale, Douglas may bid (which bid may be, in whole or in part, in the form of cancellation of the Note) for and purchase the whole of the Collateral. Douglas shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Douglas may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Dwyer agrees that any sale of the Collateral conducted by Douglas in accordance with the foregoing provisions of this Section 6 shall be deemed to be a commercially reasonable sale. As an alternative to exercising the power of sale herein conferred upon it, Douglas may proceed by a suit or suits at law or in equity to foreclose the security interest granted under this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

          (v) All cash proceeds received by Douglas in respect of any sale of, collection from, or other realization upon or any part of the Collateral following the occurrence of an Event of Default must be applied first against all reasonable costs and expenses incurred by or on behalf of Douglas in connection with Douglas' exercise of any or all of its rights and remedies under this Pledge Agreement, including without limitation, reasonable attorneys' fees, and then against the Note upon receipt.

          (vi) Any surplus of such cash or cash proceeds held by Douglas and remaining after payment in full of the Note shall be paid over to Dwyer or to whomsoever may be lawfully entitled to receive such surplus.

     6.     MISCELLANEOUS.
            -------------

     (a) NO THIRD PARTY BENEFICIARIES. This Pledge Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     (b) ENTIRE AGREEMENT. This Pledge Agreement constitutes the entire agree-ment between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (c) SUCCESSION AND ASSIGNMENT. This Pledge Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Pledge Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

     (d) COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (e) HEADINGS. The section headings contained in this Pledge Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Pledge Agreement.

     (f) NOTICES. All notices, requests, demands, claims, and other communi-cations hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                                  If to Dwyer:
                                  -----------

                                1410  Tuscany  Way
                            Boynton  Beach,  FL  33435

                                 If to Douglas:
                                 -------------

                       3141  W.  Hallandale  Beach  Blvd.
                            Hallandale,  FL  33009


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     (g) GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     (h) AMENDMENTS AND WAIVERS. No amendment of any provision of this Pledge Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i) SEVERABILITY. Any term or provision of this Pledge Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (j) CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Pledge Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first written above.
DWYER                                    DOUGLAS

/s/ Matthew P. Dwyer                     /s/ Marc Douglas
---------------------------              --------------------------
Matthew  P.  Dwyer                       Marc  Douglas

                                   SCHEDULE A


     The Pledged Shares shall be 500,000 shares of common stock of Housing Solutions Hawaii, Inc. (Pink Sheet trading symbol "HSHI").